UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest event reported): August 13, 2002

Commission File Number: 000-25107

THERMOELASTIC TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Colorado	84-1316284
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

1109 7th Court, Fox Island, WA 98333
(Address of principal executive offices)(Zip Code)

Company’s telephone number, including area code: (253) 549-4336

ITEM 1. Changes in Control of Registrant

Not applicable.

ITEM 2. Acquisition or Disposition of Assets.

By letter dated August 28, 2002, Apple Dental Ventures Inc. terminated its agreement with ThermoElastic Technologies, Inc. (the “Company”) whereby the Company had entered into an agreement with Apple Dental Ventures to acquire the rights and related privileges to manufacture, market distribute and sell by retail, wholesale or any other method the “BITEM” products due to the Company’s failure to pay certain monies due under that Agreement.

By letter dated August 22, 2002, The Three G Group, which had an agreement with the Company for the Company to distribute its “Disinfin” products in the US and Canada was also canceled.

ITEM 3. Bankruptcy or Receivership.

Not applicable.

ITEM 4. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) On December 11th, 2002, the Company will engage the services of Farber & Hass (“Farber”) as its independent auditors for the fiscal year ended September 30, 2002, to replace the firm of Moffitt & Company, PC (“Moffitt”), who resigned as the independent auditors of the Company effective December 10th 30, 2002. The decision to change independent auditors was approved by the Company’s Board of Directors.

The reports of Moffitt on the Company’s audited financial statements for the years ended September 30, 2001 and 2000 and for the interim periods ended December 31, 2001, March 31, 2002, and June 30, 2002 and to the date of this Report, did not contain adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for the years ended September 30, 2001 and 2000 and the reviews of the interim periods ended December 31, 2001, March 31, 2002, and June 30, 2002 and through the subsequent period ended as of the date of this report, there were no disagreements (“Disagreements”) as defined in Item 304 (a)(1)(iv) and the instructions to Item 304 of Regulation S-K, as amended, promulgated by the Securities and Exchange Commission (“Regulation S-K”) with Moffitt on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Moffitt, would have caused Moffitt to make reference to the matter in its reports. In addition, during the years ended September 30, 2001 and September 30, 2000, the interim periods ended December 31, 2001, March 31, 2002, and June 30, 2002 and through the subsequent period ended as of the date of this Agreement, there were no reportable events (“Reportable Events”) as defined in Item 304 (a)(1)(v) of Regulation S-K. The Company has requested that Moffitt furnish it with a letter addressed to the Securities and Exchange Commission, stating whether it agrees with the above statements, a copy of which is attached as an exhibit.

(b) On December 11th, 2002, the Company will engage Farber & Hass as its independent auditors for the fiscal year ended September 30, 2002. At no time preceding December 11th, 2002 has the Company (or anyone on behalf of the Company) consulted with Farber on matters regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was the subject of a Disagreement with Moffitt or a Reportable Event.

ITEM 5. Other Events and Regulation FD Disclosure.

On August 13, 2002, the Federal Bureau of Investigation arrested Howard Kerbel, Barry Berman (major stockholders of the Company), Dennis Epstein (Chairman of the Board of Directors), Kenneth Liebscher (President of the Company), and Melvin Levine and Vincent Barone (consultants to the Company) for federal mail and wire fraud and various securities violations. All parties have pleaded not guilty to these charges. ThermoElastic Technologies, Inc. and Subsidiary were not charged in these activities.

The Company has hired a new President and Chief Executive Officer and has appointed a new Board of Directors. The new Chief Executive Officer is examining all previous consulting agreements, stock options and stock issuances to determine that the agreements and stock issuances were valid and in compliance with all SEC rules and regulations. He has also frozen all future stock issuances related to the previous agreements until they can be authenticated.

On September 9, 2002, a meeting of the Board of Directors of the Company was held. At that meeting, the Company accepted the resignations of the following officers and directors: George Osterbauer, Stephen Rivers, Ila Berman, Bernie Teitelbaum, and Bonnie Walters. At the meeting, Kevin Murphy was appointed a director and CEO, Philip Miller was appointed a director and Secretary and Sid Wilner was appointed as CFO to fill vacancies on the Board. The meeting was adjourned and re-convened. At the re-convened meeting, Kenneth Liebscher resigned as an officer and director and Dr. Barzilay resigned as a director. The size of the Board was reduced to three with Fred Heaps retaining his position as Director.

Kevin M. Murphy serves as President/CEO and Chairman of the Board of Directors of Thermoelastic Technologies, Inc. (TMRO). Mr. Murphy is an International Consultant, with over 34 years of Executive Management experience in Corporate Re-organization, Finance, Administration and New Business Development. He serves on the Board of Directors of several Public Companies listed on various US stock exchanges. Mr. Murphy serves as President/CEO and Chairman of the Board of Directors of Greenleaf Forum International, Inc, a private Investment Banking firm, formed on February 29th,, 2000 and incorporated in Nevada. Mr. Murphy purchased the controlling interest in Greenleaf Forum International Inc. in May of 2002, with the intent of consolidating his years of professional expertise, experience, contacts and focus on the development of the Company. Mr. Murphy is also CEO and Chairman of the Board of Absolute Future .Com, Inc. he is re-organizing through the Federal Bankruptcy Courts. Mr. Murphy filed Bankruptcy in June of 2001. He is Director of Global Web T.V., Inc.; Chairman of the Board and Chief Executive Officer of AllWest Systems International; and is CEO and Chairman of the Board of Masterpiece Technology, Inc. currently in reorganization. Mr. Murphy is also CEO and President of a private company in the American oil industry. Mr. Murphy is an Alumnus of The University of California (UCLA), Los Angeles School of Economics and the California State

University (CSULA) at Los Angeles’s School of Business, and is an Alumni of Sigma Alpha Epsilon. Mr. Murphy is married and has 2 children and 4 grandchildren.

Phillip E. Miller serves as Vice President/Secretary and as a member of the Board of Directors of ThermoElastic Technologies, Inc. He is also the Secretary/Treasurer and member of the Board of Directors of Greenleaf Forum International, Inc., a Nevada corporation formed February 29, 2000. Mr. Miller is an attorney licensed in the State of Washington since 1977. He received his Bachelor of Arts degree in Speech Communications at the University of Washington in 1974 and his Juris Doctor Degree from Willamette University in 1977. He is an alumnus of Sigma Alpha Mu Fraternity. Mr. Miller is also a member of the Board of Directors of AbsoluteFuture.Com, Inc., a publicly traded company now in Bankruptcy, and a Director of AbsoluteFuture Capital Group, Inc., a private investment-banking firm. Mr. Miller is married and has three adult children.

SIDNEY F. WILNER C.A. has served as Chief Financial Officer for ThermoElastic Technologies, Inc. since June of this year. Mr. Wilner graduated from Forest Hill Collegiate Institute in 1961 and received his Chartered Accountant Designation in 1969. From 1961 until 1990, Mr. Wilner managed client business for accounting companies eventually becoming a partner in a successful accounting firm. He entered private practice as a C.A in 1990 and has continued to do so to the present day. Until 2000, Mr. Wilner also served as C.F.O. for Boas & Farro, Diamond Merchants and Cerelli Jewellers Inc. He also serves as Corporate Officer with Zenzen Consultants Inc., an executive placement agency; Canmax Laboratories Inc., a manufacturer of hair care products and Zeron Inc., a sales agency. Mr. Wilner is associated with B'nai Brith of Canada as well as being a member of the Canadian Institute of Chartered Accountants; The Institute of Chartered Accountants of Ontario and the Public Accountants Council of Ontario.

Fred J. Heaps, Director. From 1991 to 1998, Mr. Heaps, 60, was Managing Director and Partner of ITIS, Inc., an information and database provider to the North American Travel industry, located in Concord, Ontario. In 1990 Mr. Heaps was President and CEO of Armada Equipment Co. From 1964 to 1989 he was with DENTSPLY INTERNATIONAL INC., where his positions included Sales Representative, Division Manager for North East United States and Canada, Vice President and CEO of DENTSPLY CANADA LTD., President of Amalgamated Dental Company, President of Ash USA, President of Medical and Industrial Equipment, President of National Refining Co. and President of Canadian Dental Supply Company. Mr. Heaps has 30 years of multinational corporate management experience in North America and Europe at all levels of product development, financing and marketing, with recent in depth involvement in Canadian information services and database environments, procedures and development processes. Mr. Heaps graduated from the University of British Columbia with a business major. He attended York University and added business and financial postgraduate courses. He also attended University of Chicago.

The CEO of the Company is examining all previous consulting agreements, stock options and stock issuances for cash and services to determine that the agreements and stock issuances were valid and that all consideration due has been received by the Company. Any future stock issuances required under these agreements have been frozen pending review of each agreement.

ITEM 6. Resignation of Registrant’s Directors.

On September 9, 2002, a meeting of the Board of Directors of the Company was held. At that meeting, the Company accepted the resignations of the following officers and directors: George Osterbauer, Stephen Rivers, Ila Berman, Bernie Teitelbaum, and Bonnie Walters. At the meeting, Kevin Murphy was appointed a Director and CEO, Philip Miller was appointed a Director and Secretary and Sid Wilner was appointed as CFO. The meeting was adjourned and re-convened. At the re-convened meeting, Kenneth Liebscher resigned as an officer and director and Dr. Barzilay resigned as a director. The size of the Board was reduced to three with Fred Heaps retaining his position as Director.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.
(a)	Not applicable.
(a)	Exhibits
	16.	Letter, dated December 10, 2002 from Moffitt & Company, CPAS

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOELASTIC TECHNOLOGIES, INC.

Date: December 10th, 2002	By:
Kevin Murphy, CEO

EXHIBIT INDEX

No.	Description

16.	Letter dated November 30, 2002 from Moffitt & Company, CPAs

EXHIBIT 16

December 10th, 2002

To the Board of Directors
ThermoElastic Technologies, Inc.
1109 #7 Court
Fox Island WA 98333

Dear Board of Directors:

This is to confirm that the client-auditor relationship between ThermoElastic Technologies, Inc. (Commission File Number: 333-92463) and Moffitt & Company, P.C. has ceased.

Yours very truly,

/s/ Moffitt & Company, P.C.
Moffitt & Company, P.C.